UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2003

NORTHWEST AIRLINES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23642
(Commission File Number)

41-1905580
(IRS Employer Identification No.)

2700 Lone Oak Parkway, Eagan Minnesota 55121
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including area code (612) 726-2111

Item 5. Other Events and Regulation FD Disclosure.

August 1, 2003 Press Release

On August 1, 2003, Northwest Airlines Corporation (the “Company”), a holding company whose principal indirect operating subsidiary is Northwest Airlines, Inc. (“Northwest”), issued a press release announcing that its Board of Directors determined that at this time the Company could not legally redeem the 4.8 million of its Series C Preferred Stock still outstanding.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

Statements in this Form 8-K including exhibits, that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.

Such risks and uncertainties include the future level of air travel demand, Northwest’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U. S. and other regions of the world, the expansion of low-fare carriers, the price and availability of jet fuel, the war with Iraq, and the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS), labor negotiations both at other carriers and Northwest, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation.  Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, could cause the Company’s results to differ from results that have been or may be projected by or on behalf of the Company.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that may arise after the date of this release.

Item 7. Financial Statements and Exhibits.

(c)                    Exhibits

99.1             Press Release Announcing the Decision on Series C Preferred Stock, Issued August 1, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

By:	/s/ Michael L. Miller
Name: Michael L. Miller
Title: Vice President, Law and Secretary

August 1, 2003

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release Announcing the Decision on Series C Preferred Stock, Issued August 1, 2003